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                                                                    EXHIBIT 10.2

                              AGREEMENT TO PROVIDE
                      REGISTRATION AND SUBSCRIPTION RIGHTS


THIS RIGHTS AGREEMENT ("Rights Agreement"), effective as of the first day of July, 1999 (the "Effective Date") is made by Richard Sass ("Sass") with and for the benefit of The Polymer Technology Group Incorporated ("PTG"), a California corporation, with its principal office at 2810 Seventh St., Berkeley, CA 94710.


                                    RECITALS

        WHEREAS, Sass is the majority and controlling shareholder of National Applied Science, Inc. ("NAS") and mHL Development Company ("mHL"), each Oregon corporations with a principal office at 16125 SW 72nd Avenue, Portland, OR 97224:

        WHEREAS, NAS and mHL are affiliated companies which are entering into a Product Development and Supply Agreement with PTG effective as of the Effective Date (the "Development Agreement") under which, among other things, PTG is to receive certain warrants for the common stock of NAS and mHL (the "Warrants"):

        WHEREAS, Sass represents that he does not presently enjoy Registration Rights or Subscription Rights, as defined below, with respect to any shares of NAS or mHL;

        WHEREAS, PTG desires, as a condition to entering into the Development Agreement, to obtain the right to have Registration Rights and Subscription Rights with respect to stock acquired under the Warrants or to be issued by NAS or mHL proportional on a share basis to those which may hereafter be obtained by Sass; and

        WHEREAS, Sass desires that PTG enter into the Development Agreement with NAS and mHL and is therefore willing to undertake the obligations under this Rights Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals and the consideration recited therein, the parties agree as follows:


                                RIGHTS AGREEMENT


1. Registration Rights. If at any time NAS or mHL or any affiliate of either grants to Sass any Registration Rights, as defined below, with respect to any common stock of NAS or mHL, Sass shall assign to PTG, or shall cause the company granting such



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rights to grant or provide to PTG, Registration Rights with respect to shares acquired or to be acquired by PTG upon the exercise of any of the Warrants on the same terms and conditions as are enjoyed by Sass or any successor of Sass with respect to that class of shares such that PTG shall enjoy such Registration Rights as to the same proportion of its shares as Sass or such successor enjoys with respect to his shares. "Registration Rights" shall mean and include the right to have filed and made effective with respect to the shares in question any registration statement under the Securities Act of 1933 and any registration or filing under the "Blue Sky Laws" of any state, and shall include so-called "demand" and "Piggy-back" registration rights. Registration Rights shall be deemed to be granted if any person or entity is given any contractual right to enjoy Registration Rights presently or in the future or if any such registration of filling is in fact done or made.

2. Subscriptions Rights. If at any time NAS or mHL or any affiliate of either grants to any person or entity any Subscription Rights, as defined below, with respect to any class of stock of NAS or mHL, Sass shall assign to PTG, or shall cause the company granting such rights to grant or provide to PTG, Subscription Rights with respect to shares acquired or to be acquired by PTG upon the exercise of any of the Warrants on the same terms and conditions as are enjoyed by Sass or any successor of Sass with respect to that class of shares such that PTG shall enjoy such Subscription Rights as to the same proportion of its shares as Sass or such successor enjoys with respect to his shares. "Subscription Rights" shall mean and include the right to purchase or acquire shares that are being newly issued by the Company in question. PTG's rights granted hereunder shall be such that PTG shall have the opportunity to maintain the same proportion between shares acquired or subject to acquisition under the Warrants (whether or not vested) and the aggregate number of shares owned by Sass and any successor of Sass. Subscription Rights shall be deemed to be granted if any person or entity is given any contractual right to acquire any shares presently or in the future or if any such shares are in fact issued. Subscription Rights shall include, without limitation, so-called "preemptive rights." Shares acquired by PTG hereunder shall be subject to the Stock Transfer Restriction Rights Agreement executed by PTG with respect to the securities of the issuer in question. PTG shall have a reasonable time, not less than thirty days after notice, to decide whether to exercise Subscription Rights.

3. Governing Law. This Rights Agreement shall be governed by the laws of the State of Oregon without regard to conflicts of law principles.

4. Complete Agreement, Modification, Waiver. This Rights Agreement is intended as the complete, final and exclusive statement of the terms of the agreement between the parties with regard to the subject matter hereof, and supersedes any and all agreements between them relating to the subject matter hereof, except for the specific agreements referred to above. No modification, change, or amendment to this Rights Agreement, nor any waiver of any rights in respect hereto, shall be effective unless in



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writing signed by the party to be charged. The waiver of any breach or default hereunder shall not constitute the waiver of any subsequent breach or default.

5. Notice. Any notice or report required or permitted by this Rights Agreement shall be deemed given if delivered personally or if sent by either party to the other by registered or certified mail, postage prepaid, or internationally recognized courier, for overnight delivery, or by electronic transmission (e.g. E-mail, facsimile). If by personal delivery or by courier, delivery shall be effective on receipt. If by electronic transmission, delivery shall be effective on the day after transmission. If by mail, delivery shall be effective on the third business day after mailing.

6. Assignment. Neither party shall assign this Rights Agreement or any rights hereunder without the prior written consent of the other party, except as expressly permitted hereby. Subject to the foregoing, this Rights Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. PTG shall be entitled to assign its interest in this Rights Agreement in connection with any permitted assignment of the Development Agreement or the Warrants. For purposes of this Rights Agreement Sass shall be deemed to own and hold all shares of stock in which he or any member of his family holds any beneficial interest or which he directly or indirectly controls. In the event Sass may lose voting control of either NAS or mHL, he shall, prior thereto, cause the company in question to assume his obligations hereunder.

7. Severability. In the event any provision of this Rights Agreement is found to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of any of the remaining provisions shall not in any way be affected or impaired thereby.

8. Arbitration. Any dispute arising under or relating to this Rights Agreement shall be decided by binding arbitration as follows. The parties shall use all reasonable efforts to resolve the dispute through direct discussions within 30 days of written notice that there is such a dispute. If no settlement is reached as a result of the discussions, the matter shall be finally settled by arbitration conducted expeditiously by a single arbitrator in accordance with the applicable rules of the American Arbitration Association. No arbitrator may serve who has had at any time a material personal or financial relationship with any participant to the dispute or any Affiliate of any such participant. The place of arbitration shall be San Francisco, California. The arbitrator is not empowered to modify the terms of this Rights Agreement. The arbitrator shall apportion costs between the parties in his or her discretion and may award attorneys' fees to the prevailing party. The dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this provision, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding; provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law. The parties agree that any



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decision or, award resulting from proceedings in accordance with this dispute resolution provision shall have no preclusive effect in any other matter involving third parties. Notwithstanding the foregoing, if the enforcement of any right under this Rights Agreement is possible only through recourse to the equitable remedies provided by a court, due to the immediacy or nature of the remedy sought (for example, a preliminary injunction or a temporary restraining order), then either party may pursue such equitable remedies in a court of competent jurisdiction if otherwise permissible by law pending submission of the matter to arbitration.

9. Attorneys' Fees. If any arbitration or other action is brought to enforce or interpret this Rights Agreement, the prevailing party shall be entitled to recover its costs of suit and attorneys' fees, including any incurred on appeal.

IN WITNESS WHEREOF, the parties hereby execute this Rights Agreement as of the day and year indicated above.

RICHARD SASS                           THE POLYMER TECHNOLOGY
                                       GROUP INCORPORATED

/s/ RICHARD G. SASS                    By /s/ ROBERT S. WARD
------------------------------------      --------------------------------------
                                       Title  President/CEO
                                              ----------------------------------



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